UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2011 (September 19, 2011)
CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1410
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed in the Form 8-K filed by Care Investment Trust Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 30, 2011, Flint D. Besecker tendered his resignation for his position as a member of the Board of Directors (the “Board”) of the Company and the committee on which he served, effective September 1, 2011. On September 19, 2011, the Board elected Jean-Michel (Mitch) Wasterlain to fill the vacancy on the Board created by the departure of Mr. Besecker and to serve as a director, effective immediately, until the Company’s 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Wasterlain was elected pursuant to the Third Amended and Restated Bylaws of the Company, which provides that vacancies on the Board shall be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.
Mr. Wasterlain was not appointed to serve as a member of any of the Committees of the Company’s Board and is not expected to be appointed to any such Committees. There were no arrangements or understandings between Mr. Wasterlain and any other persons pursuant to which he was selected as a director. In addition, Mr. Wasterlain is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
As an independent director, Mr. Wasterlain will receive compensation in the same manner as the Company’s other independent directors. A description of the compensation payable to members of the Company’s independent directors was included in the Company’s Form 10-K/A filed with the SEC on April 29, 2011.
Since July 2010, Mr. Wasterlain has been a Managing Partner and Founder of Slate Realty Capital, a real estate merchant banking firm focused on three primary business lines including advisory services, debt and equity capital sourcing and principal investments. Prior to forming Slate Realty Capital, Mr. Wasterlain was President and CEO of ORIX Capital Markets, the US real estate and structured finance arm of ORIX Corporation (NYSE: ORIX). At ORIX, he was responsible for all investments in real estate debt, equity, and securities, as well as its special servicing business. In 2002, he joined NorthStar Capital Investment to create a real estate debt investment platform, which led to the IPO of NorthStar Realty Finance Corporation (NYSE: NRF), a public REIT, in 2004. He served as Chief Investment Officer of NRF and President of NS Advisors, and had direct responsibility for the securities investment business and for NRF’s capital markets financing activities. Prior to joining NorthStar, Mr. Wasterlain was a Managing Director of CGA Investment Management responsible for its real estate investment activities from 1996 to 2001, and previously worked in distressed real estate investing at ING Barings and in real estate investment banking at Lehman Brothers. Mr. Wasterlain holds an MBA from the Wharton School and a BA in Economics with Honors and Distinction from Stanford University. He is a Founding Member of the Board of Governors of the CRE Finance Council (formerly CMSA).
In connection with Mr. Wasterlain’s election to the Board, the Company and Mr. Wasterlain will enter into an Indemnification Agreement (the “Indemnification Agreement”) in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Mr. Wasterlain to the maximum extent permitted by Maryland law, except as otherwise provided in the Indemnification Agreement, if he is or is threatened to be made a party to a proceeding by reason of his status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.9 to the Company’s Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On September 20, 2011, the Company issued a press release announcing the election of Mr. Wasterlain to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
99.1	Press Release by Care Investment Trust Inc. dated September 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.
Date: September 20, 2011	By:	/s/ Salvatore (Torey) V. Riso, Jr.
		Name:	Salvatore (Torey) V. Riso, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release by Care Investment Trust Inc. dated September 20, 2011

5